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                                                                      Exhibit 21

LIST OF SUBSIDIARIES OF FLAG TELECOM HOLDINGS LIMITED

FLAG Limited
FLAG Telecom Asia Limited
FLAG Wholesale Services Limited
FLAG Telecom Wholesale Services Ireland Limited
FLAG Telecom Ireland Limited
FLAG Telecom Japan Limited
FLAG Telecom Ireland Network Limited
FLAG Telecom Ireland Services Limited
FLAG Telecom Espana SA
FLAG Telecom Group Services Limited
FLAG Telecom Limited
FLAG Telecom USA Ltd.
FLAG Atlantic Holdings Limited
FLAG Atlantic Limited
FLAG Atlantic UK Limited
FLAG Atlantic USA Limited
FLAG Atlantic France SARL